Markforged Completes Digital Metal Acquisition

Acquisition extends Markforged’s capabilities into mass production of metal parts

WATERTOWN, Mass., August 31, 2022 - Markforged (NYSE: MKFG), creator of the integrated metal and carbon fiber additive manufacturing platform, The Digital Forge, today announced that it has successfully completed the acquisition of Digital Metal, the creator of a precise and reliable binder jetting solution, extending Markforged’s capabilities into high-throughput production of metal additive parts.

Digital Metal’s solution is designed to provide high-precision, best-in-class part quality and reliability. The company’s powder binder jetting capabilities for production grade parts enable manufacturers to produce high volumes of functional metal parts with a variety of metal materials and minimal setup required. Digital Metal printers have produced hundreds of thousands of parts for leaders in consumer products, automotive, academia, and other industries.

Markforged acquired Digital Metal from Höganäs AB for approximately $32 million in cash, approximately 4.1 million shares of Markforged common stock and approximately $1.5 million in cash to settle certain intercompany balances. Digital Metal, and its team of professionals, will continue to operate under the Digital Metal brand, as a subsidiary of Markforged.

“We are excited to successfully complete the acquisition of Digital Metal, and officially welcome its team to Markforged,” said Shai Terem, President and CEO of Markforged. “Together, we will continue advancing our vision for distributed manufacturing by bringing the high volume production of precise metal parts directly to the point of need. By integrating Markforged’s software capabilities and global go-to-market engine with Digital Metal’s precise and reliable binder jetting solution, we expect to unlock significant opportunities to further accelerate Digital Metal adoption into our existing and future customers.”

About Digital Metal

Digital Metal’s proprietary binder jetting technology enables the production of highly complex objects with superior surface finish and repeatable accuracy, which is not possible with competing technologies. In addition to developing, manufacturing and selling printers, Digital Metal also offers small-volume or mass-production printing services. Many of the world’s leading aerospace, automotive, industrial, MedTech, energy, luxury and academic companies are numbered among its customers.

Digital Metal was founded in 2003, and is headquartered in southern Sweden. Prior to the acquisition, the company was part of the Höganäs Group (founded in 1797), a leading metal powder producer. Read more at www.digitalmetal.tech or www.linkedin.com/company/digital-metal.

About Markforged

Markforged (NYSE: MKFG) is reimagining how humans build everything by leading a technology-driven transformation of manufacturing with solutions for enterprises and societies throughout the world. The Markforged Digital Forge brings the power and speed of agile software development to industrial manufacturing, combining hardware, software, and materials to solve supply chain problems right at the point of need. Engineers, designers, and manufacturing professionals all over the world rely on Markforged metal and composite printers for tooling, fixtures, functional prototyping, and high-value end-use production. Markforged is headquartered in Watertown, Mass., where it designs its products with approximately 450 employees worldwide. To learn more, visit www.markforged.com.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “can,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although Markforged believes that it has a reasonable basis for each forward-looking statement contained in this press release, Markforged cautions you that these statements are based on a combination of facts and factors currently known by it and its projections of the future, about which it cannot be certain. Forward-looking statements in this press release include, but are not limited to, the anticipated synergies of the combined companies, the successful and/or timely integration of the Digital Metal business with Markforged’s products and the potential benefits customers may realize from such integration and the future product and strategy plans of Markforged and Digital Metal. Markforged cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward looking statements are subject to a number of risks and uncertainties, including, among others, including, without limitation, risks associated with: the possibility that the anticipated synergies of this transaction may not be achieved in a timely manner or at all; general economic conditions; the impact of COVID-19 on countries or regions in which we have operations or do business; political and business conditions and those other risks identified under the heading “Risk Factors” in Markforged’s most recent periodic and other filings with the SEC, as well as any subsequent filings Markforged makes with the SEC. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that Markforged will achieve its objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent Markforged’s views as of the date of this press release. Markforged anticipates that subsequent events and developments will cause its views to change. However, while Markforged may elect to update these forward-looking statements at some point in the future, Markforged has no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing Markforged’s views as of any date subsequent to the date of this press release.